Exhibit 10.8

BUILDING LEASE

ARTICLE 11
DEFINITIONS AND CERTAIN BASIC PROVISIONS

1.1         The following list sets out certain defined terms and certain financial and other information pertaining to this lease ("Lease" or sometimes "lease agreement"):

(a)	"Landlord":	Jacob Varon, Trustee for and on behalf of
First Street Holdings, Ltd.

(b)	Landlord's address:	c/o Jacobo Varon, M.D.
5835 Shady River,
Houston, TX 77056

(c)	"Tenant":	First Street Hospital, L.P.

(d)	Tenant's address:	4801 Bissonnet
Bellaire, TX 77401

(e)	Tenant's trade name:	First Street Hospital, L.P.

(f)	[INTENTIONALLY OMITTED]

(g)           "Demised Premises": The land and building located at 4801 Bissonnet, Bellaire, Harris County, Texas, 77401 which property is described or shown on Exhibit "A" attached to this Lease. Exhibit "A" indicates the current plans for the Demised Premises; however, the parties agree that such exhibit is attached solely for the purpose of locating the Demised Premises and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (i.e., any information as to buildings, tenants or prospective tenants, etc. is subject to change at any time).

(h)           "Commencement Date": September 17, 2006.

(i)           "Lease Term"; "Extension Option": Commencing on the Commencement Date and continuing for TEN (10) years after the Commencement Date; provided that if the Commencement Date is a date other than the first day of a calendar month, the lease term will be for the number of years and months specified above plus the remainder of the calendar month in which the Commencement Date occurs. Landlord grants Tenant (but not any assignee of Tenant) an option to extend the initial ten year term of the Lease for up to TWO (2) consecutive additional TEN (10) year terms (the "Additional Terms"). Tenant's right to exercise such option terminates if: (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant fails to timely exercise the option, or (c) default exists at the time Tenant seeks to exercise the option. Landlord and Tenant agree that during the each Additional Term, this Lease will continue as written with the monthly Base Rent calculated pursuant to Sections 1.1(k) and 1.1(1) below; provided however, that in no event shall the Base Rental be less than the Minimum Guaranteed Rent. The option to extend for the Additional Term must be exercised by written notice delivered to Landlord 180 days before the expiration Term must be exercised by written notice delivered to Landlord 180 days before the expiration of the initial term or, in the event of the exercise of the option for an Additional Term, 180 days before the expiration of the then existing Additional Term. If Tenant fails to timely exercise the option for an Additional Term, then any and all option rights to subsequent Additional Terms shall terminate.

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(j)          "Minimum Guaranteed Rent": Tenant must pay to Landlord monthly a minimum amount equal to at least ~~THIRTY-SEVEN THOUSAND AND NO/100 ($37,000.00)~~ per month. Such Minimum Guaranteed Rent in the amount of ~~$37,000.00~~ is calculated without regard to the actual number of square feet in the Demised Premises.  ($39,400) “/s/Jacobo Varon”

(k)          "Base Rent": Base Rent shall be the greater of: (1) Minimum Guaranteed Rent;  or (2) the Adjusted Base Rent as calculated pursuant to Section 1.1(l). The Base Rent shall be adjusted each anniversary date of this lease agreement, provided however, the Base Rate shall never be less than the Minimum Guaranteed Rental. The Base Rent shall be due and payable rnonthly, in advance, the first day of the month. The first monthly installment of Base Rent is due and payable on or before the Commencement Date. If the Commencement Date is a day other than the first day of a calendar month, then the Base Rent for that month will be prorated on a daily basis. If the Termination Date is a day other than the last day of a calendar month, then the Base Rent for that month will be prorated on a daily basis.

(I)           "Adjusted Base Rent": Beginning on the first anniversary of the Commencement Date, the Base Rent will be adjusted on each anniversary of the Commencement Date (or nearest month-end for which data is published) (the "Adjustment Date") to reflect increases in the Consumer Price Index for "All Urban Consumers, U.S. City Average, All Items" issued by the Bureau of Labor Statistics of the United States Department of Labor. The adjustments in the Base Rent will be determined by multiplying the Minimum Guaranteed Rental by a fraction, the numerator of which is the index number for the last month before the adjustment and the denominator of which is the index number for the first month of the first year of the Term. If the product is greater than the Minimum Guaranteed Rent, Tenant will pay this greater amount as Base Rent until the next rental adjustment. Base Rent will never be less than the Minimum Guaranteed Rent. Landlord will notify Tenant of each adjustment to Base Rent no later than sixty days after the Adjustment Date.

(m)           Permitted use: Tenant and Tenant's permitted sublessees and assignees shall use and occupy the Demised Premises solely as a hospital, surgical center and/or medical professional building. Tenant acknowledges that the above specification of a "permitted use" means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use complies with applicable laws and/or requires special governmental permits. In this regard Tenant acknowledges that this Section 1.1 (m) is subject to Article 3 and Section 9.8 of this Lease.

1.2           Build-Out of the Demised Premises. Landlord has contributed ONE HUNDRED FIFTY THOUSAND ($150,000.00) DOLLARS towards the construction of the improvements on the Demised Premises. Tenant shall be responsible for all other costs of the project and that Tenant has constructed the improvements at its sole cost in accordance with the Plans attached as Exhibit "B".

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All such improvements shall be considered either fixtures or real property and none of such shall be removed from the Demised Premises at the end of the Lease.

ARTICLE 2
GRANTING CLAUSE

Landlord leases the Demised Premises to Tenant upon the terms and conditions set forth in this Lease.

ARTICLE 3
DELIVERY OF PREMISES

This Article 3 is subject to any contrary requirements under applicable law; however, by entering this lease agreement, Tenant admits and agrees that Tenant was granted ample time and opportunity to inspect the Demised Premises and to have qualified experts inspect the Demised Premises prior to the execution of this Lease. Tenant agrees to and does hereby accept the Demised Premises, including all improvements located on the Demised Premises, "AS IS" and "WHERE IS", "WITH ALL FAULTS", with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises including the Build-Out of the Demised Premises, further, and without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises (including any Build-Out of the Demised Premises) for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances. Also, Tenant acknowledges and agrees that neither Landlord nor any of Landlord's representatives and agents (all of such persons, including Landlord, being sometimes collectively referred to as "Landlord Related Persons") have made or given any warranties, guaranties, or representations of any kind whatsoever, whether oral or written, express or implied; including without limitation, no express or implied warranties or representations regarding the water, soil or geology of the Demised Premises, the presence of or absence the of hazardous or toxic substances as such terms are defined in federal, state or local laws, the status or effect of present zoning or platting, if any, of the Demise Premises, or regarding the past or present compliance of the Landlord with laws and regulations pertaining to health, safety, design, construction, accessibility, land use, environmental maters, pollution, or any laws pertaining to the handling, generating, treating, storing, transporting or disposing of hazardous substances. It is further recognized by the Tenant and Landlord that Tenant had the sole control over the construction of the improvements on the Demised Premises.

ARTICLE 4
RENT

4.1           Rent accrues from the Commencement Date, and is payable to Landlord, at Landlord's address.

4.2           Tenant must pay to Landlord Base Rent installments in the amounts specified in Section 1.1(k) of this Lease. The first such monthly installment is due and payable on or before the Commencement Date, and subsequent installments are due and payable on or before the first day of each succeeding calendar month during the lease term; provided that if the Commencement Date is a date other than the first day of a calendar month, Tenant must pay on or before such date as Base Rent for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date falls bears to the total number of days in such month.

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4.3           It is understood that the Base Rent is payable on or before the first day of each calendar month (in accordance with Section 4.1 and Section 4.2 above) without offset or deduction of any nature. In the event any rent or other amount owed to Landlord (including, without limitation, any amounts owed under the terms of this Article 4 or under Article 6 below) is not received by Landlord before the date which is 10 days after such amount's due date, for any reason whatsoever, or if any payment for such an amount is by check which is returned for insufficient funds, then in addition to the past due amount, Tenant must pay to Landlord one of the following (the choice to be at the sole option of the Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to five (5%) percent of the rent or other amount then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rent or other amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance during the period commencing with the due date of such rent or other amount and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of such payment. Any such late charge or interest payment is payable as additional rent under this Lease and is payable immediately on demand. If any payment for rent or other amount owed to Landlord (including, without limitation, any amounts owed under the terms of this Article 4 or under Article 6 below) is by check which is returned for insufficient funds, Tenant must immediately make the required payment to Landlord in good funds; moreover, Tenant must also pay to Landlord all other amounts specified by the terms of this Lease (including, without limitation, interest or other charges required under the terms of this Article 4 or under Article 6 below), plus an additional fee of $150.00 to compensate Landlord for its expense and effort in connection with the dishonored check.

4.4           If Tenant fails in two consecutive months to make rent payments within ten days after they are due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.3 above, as well as any other rights and remedies accruing pursuant to Article 22 below, or any other provision of this Lease or at law), that Base Rents are to be paid quarterly in advance instead of monthly and that all future rent payments are to be made on or before the due date by cash, cashier's check or money order and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rent as provided in this Lease. Any acceptance of a monthly rent payment or of a personal or corporate check thereafter by Landlord cannot be construed as a subsequent waiver of such rights.

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ARTICLE 5
RECORDS AND FINANCIAL STATEMENTS

5.1           Tenant must, within ten (10) days after a request from Landlord {but not more than once per calendar year), deliver to Landlord such records and financial statements as are reasonably required by Landlord to verify the net worth of Tenant and any guarantor of Tenant's obligations under this Lease {including, without limitation, a balance sheet showing then-current net worth of Tenant together with a profit and loss statement for the most current fiscal year of Tenant). Such statements must be certified to be correct by an officer of Tenant or an independent certified public accountant and must be prepared in accordance with generally accepted accounting principles. In the event that Tenant is a subsidiary comprising only the operations conducted at the Demised Premises, Tenant must also provide such statements from the parent company or larger business of which Tenant is a part. In the event that Tenant is an individual, the financial statements must be prepared in accordance with generally accepted accounting standards governing personal financial statements and include all assets and liabilities of the individual, including the operations conducted at the Demised Premises as well as all other business activities. In lieu of financial statements, Landlord may request the individual's most recent federal income tax return.

5.2           Landlord shall use reasonable good faith efforts to keep confidential all records and financial statements supplied by Tenant; however, Landlord has the right to reveal such information to mortgagees, prospective purchasers and mortgagees (and agents in such regard) and to Landlord's own managerial and administrative staff and consultants.

ARTICLE 6
TENANT'S RESPONSIBILITY FOR TAXES, OTHER REAL ESTATE CHARGES AND
INSURANCE EXPENSES

6.1           Tenant is liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant must pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

6.2           Tenant is also liable for all "real estate charges" {as defined below) and "insurance expenses" (as defined below) related to the Demised Premises or Landlord's ownership of the Demised Premises. Tenant's obligations under this Section 6.2 will be prorated during any partial year (i.e., the first year and the last year of the lease term). "Real estate charges" includes ad valorem taxes; general and special assessments; costs incurred in monitoring and disputing taxes, whether paid to an outside consultant or otherwise; parking surcharges; any tax or excise on rents; any tax or charge for governmental services (such as street maintenance or fire protection); and any tax or charge which replaces any of such above described "real estate charges"; provided, however, that "real estate charges" does not include any franchise, estate, inheritance or general income tax. "Insurance expenses" includes all premiums and other expenses incurred by Landlord for commercial liability insurance and Special Form or similar property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord's sole discretion, may consider appropriate).

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6.3         Landlord may, from time-to-time, make monthly or other periodic charges based upon the estimated annual total of all real estate charges and insurance expenses and direct that Tenant prepay monthly a pro-rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord is due and payable monthly on the same day that Base Rent is due and is subject to adjustment at the end of the year on the basis of the actual real estate charges and insurance expenses for such year.

6.4         Tenant agrees that, as between Tenant and Landlord, Landlord has the sole and absolute right to contest taxes levied against the Demised Premises (other than taxes levied directly against Tenant's personal property within, or sales made from, the Demised Premises). Therefore, Tenant, to the fullest extent permitted by law, irrevocably waives any and all rights that Tenant may have to receive from Landlord a copy of notices received by Landlord regarding the appraisal or reappraisal, for tax purposes, of all or any portion of the Demised Premises (including, without limitation, any rights set forth in 841.413 of the Texas Property Tax Code, as such may be amended from time-to-time). Additionally, Tenant, to the fullest extent permitted by law, hereby irrevocably assigns to Landlord any and all rights of Tenant to protest or appeal any governmental appraisal or reappraisal of the value of all or any portion of the Demised Premises (including, without limitation, any rights set forth in 941.413 and 942.015 of the Texas Property Tax Code, as such may be amended from time-to-time). Tenant agrees without reservation that it will not protest or appeal any such appraisal or reappraisal before a governmental taxing authority without the express written authorization of Landlord.

ARTICLE 7
CONSTRUCTION BY TENANT

7.1         Tenant may, at any time and from time-to-time during the term of this Lease, erect, maintain, alter, remodel, reconstruct, rebuild, replace, and remove buildings and other improvements on the premises, and correct and change the contour of the premises, subject to the following:

a.	Tenant bears the cost of any such work.
b.	The Demised Premises must at all time be kept free of all mechanic's and materialmen's liens.
c.	Landlord must be notified of the time for beginning and the general nature of any such work, other than routine maintenance of the exiting building or improvements, at the time the work begins.
d.	The conditions of Section 7.4 concerning Landlord's approving plans must be followed.

7.2         Landlord must make reasonable efforts to cooperate with Tenant concerning easements, dedications, zoning, and restrictions of the Demised Premises, provided however, Tenant shall exclusively bear the costs and expenses incurred by Landlord in taking such actions or providing such cooperation.

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7.3         [INTENTIONALLY OMITTED.'

7.4         The following rules govern Landlord's approving construction additions, and alterations of the buildings or other improvements on the Demised Premises:

a.          Written Approval Required. No building or improvement may be constructed on  the Demised Premises unless the plans, specifications, and proposed location of the building or other improvement has received Landlord's written approval and the building or other improvement complies with the approved plans and specifications and proposed location. No material addition to or alteration of any building or structure erected on the Demised Premises may be begun until plans and specifications covering the exterior of the proposed addition or alteration have been first submitted to and approved by the Landlord.

b.          Submission of Plans. Tenant must, at its own expense, engage a licensed  architect or engineer to prepare plans and specifications for constructing a surgical center and medical professional building or additions or alterations to buildings that require Landlord's approval under subparagraph a above. Tenant must submit three (3) copies of detailed working drawings, plans, and specifications for construction and or alterations to buildings or improvements for any such projects for Landlord's approval before the project begins.

c.          Landlord's Approval. Landlord will promptly review and approve all plans  submitted under subparagraph b above or note in writing any required changes that must be made to plans. Any required changes must be made and resubmitted to Landlord.

d.          Effect of Approval. Landlord's approval of any plans applies only to the  conformity of the plans to the general architectural plan for the Demised Premises and does not constitute approval of the architectural or engineering design, and Landlord, by approving the plans and specifications, assumes no liability or responsibility for the architectural or engineering design or for any defect in any building or improvement constructed from the plans or specifications.

7.5         Any buildings, improvements, additions, alterations, and fixtures constructed, placed or maintained on the Demised Premises during the term of the Lease are considered part of the real property of the Demised Premises and must remain on the Demised Premises and become the property of the Landlord when the Lease terminates. Further, all plans and specifications for constructing a surgical center and medical professional building or additions or alterations, to buildings (including detailed working drawings, plans, and specifications for construction and or alterations to buildings or improvements) prepared at the direction of Tenant for the Demised Premises shall be the property of the Landlord.

7.6         All construction work done by Tenant within the Demised Premises must be performed in a good and workmanlike manner and in compliance with all governmental requirements. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant must, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

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7.7           In the event Tenant uses a general contractor to perform construction work within the Demised Premises, Tenant must, prior to the commencement of such work, require such general contractor to execute and record a Bond to Pay Claims (the "Bond") in accordance with Chapter 53, Subchapter I of the Texas Property Code, as such may be amended, superseded or replaced from time-to-time, and must deliver a copy of the recorded Bond to Landlord. The delivery of the Bond within the time period set forth above is a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for the cost of its construction work.

ARTICLE 8
ENCUMBRANCE OF LEASEHOLD ESTATE

Tenant may not, at any time and from time-to-time, encumber the leasehold interest, by deed of trust mortgage, or other security instrument without obtaining the Landlord's consent, but no such encumbrance constitutes a lien on Landlord's fee title. The indebtedness secured by the encumbrance will at all times be and remain inferior and subordinate to all conditions, covenants, and obligations of this Lease and all of Landlord's rights under this Lease.

ARTICLE 9
USE AND CARE OF DEMISED PREMISES

9.1           Tenant must commence business operations in the Demised Premises on or immediately after the Commencement Date and must operate its business in an efficient, high class and reputable manner. Tenant must not at any time leave the Demised Premises vacant, but must in good faith continuously throughout the term of this Lease conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises is leased. Tenant agrees that if Tenant fails to operate its business on the Demised Premises or deserts or vacates the Demised Premises, then Tenant must pay monthly at the same time Base Rent is due.

9.2           The Demised Premises may be used only for the purpose or purposes specified in Section 1.1 (m) above, and only under the trade name specified in Section 1.1 (e) above (or, if Section 1.1(e) is not filled in, any trade name approved in advance in writing by Landlord), and for no other purpose and under no other trade name.

9.3           Tenant must not, without Landlord's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which creates a risk of toxic or otherwise hazardous substances or which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Demised Premises. Tenant must comply with all regulations and requirements of applicable health and safety authorities for the disposal of medical wastes. Tenant must arrange for regular and frequent disposal of such medical wastes. All property kept, stored or maintained within the Demised Premises by Tenant is at Tenant's sole risk. Tenant indemnifies Landlord and holds Landlord harmless from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action (including without limitation all attorneys' fees and expenses) arising out of or relating to, directly or indirectly, any violation or alleged violation by Tenant of any law, rule, regulation, order or determination of any government authority pertaining to health or the environment relating to the Demised Premises ("Environmental Laws"), now existing or hereafter arising, except for violations of Environmental Laws caused by Landlord. This indemnification survives the expiration or termination of this Lease. Tenant must immediately notify Landlord if Tenant suspects, discovers or receives notice with Landlord in identifying and investigating any such violation or suspected violation. Tenant further agrees to abide by the terms of any and all protocols, procedures and agreements of which Landlord gives Tenant written notice and which address the detection, management or remediation of environmental or health hazards at the Demised Premises.

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9.4           Tenant is responsible for keeping the Demised Premises secure and the expenditures related thereto (to at least be generally in keeping with similar Demised Premises within the same geographical area as the Demised Premises). TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING THE SECURITY OF THE DEMISED PREMISES OR THE MANNER OR ADEQUACY OF SECURITY SERVICES TO BE PROVIDED BY TENANT.

9.5           Tenant must not permit any objectionable or unpleasant noises or odors to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the building or the Demised Premises or where the same can be seen or heard from outside the building nor place any antenna, equipment, awning, fixture or other projection on the exterior of or above the Demised Premises; nor take any other action which would constitute a nuisance or would disturb the peace; nor permit any unlawful or immoral practice to be carried on or committed on the Demised Premises; nor do anything which would tend to injure the reputation of the Demised Premises. In the event Tenant uses all or any portion of the Demised Premises for food preparation, Tenant must comply with all regulations and requirements of applicable health and safety authorities, including, if required by such authorities, installing an adequate grease trap (or verifying that the existing grease trap, if there is one, is adequate). Tenant must arrange for regular and frequent cleaning of any such grease trap so as to fully and completely prevent any overflow of the grease trap.

9.6           Tenant must take good care of the Demised Premises and keep the Demised Premises free from waste at all times. Tenant must not overload the floors in the Demised Premises, nor deface or injure the Demised Premises. Tenant at all times must keep the Demised Premises neat, clean and free from dirt and rubbish; must take care that dirt, refuse, and garbage from or connected with the Demised Premises does not collect on the sidewalks, service ways and loading areas adjacent to or serving the Demised Premises or any other portion of the Demised Premises; and must keep the sidewalks, service ways and loading areas adjacent to or serving the Demised Premises free from ice and snow. Tenant must store all trash and garbage within the Demised Premises and deposit it in the trash dumpster or other container designated for such type of trash and garbage. Tenant will arrange for the regular pick-up of such trash and garbage, as well as medical waste, at Tenant's sole cost and expense. Tenant must not operate an incinerator or burn trash or garbage within the Demised Premises.

9.7           Tenant must include the address and identity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

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9.8           Tenant must procure at its sole expense any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances and governmental regulations. In addition, if the nature of Tenant's business makes it advisable for Tenant to take any extra precautions {for example, in the case of a business which is affected by so-called "dram shop" laws, Tenant's compliance with all "dram shop" educational programs and procedures), Tenant must take all such extra precautions. At Landlord's request, Tenant must deliver to Landlord copies of all such permits and licenses and proof of Tenant's compliance with all such laws, ordinances, governmental regulations and extra precautions.

ARTICLE 10
MAINTENANCE AND REPAIR OF DEMISED PREMISES

10.1 At all times during the term of the Lease, Tenant must keep and maintain all buildings (including foundation, exterior walls, and roof) and improvements in good state of appearance and repair at Tenant's sole cost and expenses. The provisions of the first sentence of this Section 10.1 are expressly recognized to be subject to the provisions of Article 3, Article 17  and Article 18 of this Lease. Tenant must keep the Demised Premises in good, clean and habitable condition and must at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass; except for repairs and replacements required under the provisions of Article 17 and Article 18. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement of all lighting, heating and air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in any lines which exclusively serve the Demised Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent. if any repairs required to be made by Tenant hereunder are not made within ten days after written notice delivered to Tenant by Landlord or, in the case of a situation which by its nature requires an immediate response or a response within less than ten (10) days, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its business by reason of such repairs; and Tenant must pay to Landlord upon demand, as additional rent hereunder, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant (but in no event to exceed 1-112% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration of this Lease, Tenant must surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored under Article 17 and Article 18 of this Lease.

ARTICLE 11
[INTENTIONALLY OMITTED]

ARTICLE 12
LANDLORD'S RIGHT OF ACCESS

12.1 Landlord is entitled to enter upon the Demised Premises at any time for the purpose of inspecting the same, or of showing the Demised Premises to prospective purchasers, tenants or lenders, or of making repairs to the Demised Premises, or of making repairs, alterations or additions to (a) adjacent premises, or (b) the building systems serving the building within which the Demised Premises are located or serving any other tenant premises within such building.

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12.2 Tenant will permit Landlord to place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last 180 days of the lease term, it being understood that such signs in no way affect Tenant's obligations pursuant to Section 13.1 or any other provision of this Lease.

ARTICLE 13
SIGNS; STORE FRONTS

13.1 Tenant agrees to install first-class signage on the Demised Premises, acceptable to Landlord in its sole discretion, on or prior to the Commencement Date and to maintain such signage during the term of this Lease. Tenant agrees that if Tenant fails to install or maintain such sign as required in this Section 13.1, then Tenant must pay monthly at the same time Base Rent is due, as liquidated damages (it being understood and agreed that actual damages would be very difficult to assess, but such liquidated damages are a fair estimate of the actual damages), an amount equal to fifteen percent (15%) of the Base Rent payable for the month (or months) in which Tenant does not have the required signage, or does not have well maintained signage, on the Demised Premises. The liquidated damages described above do not and cannot be deemed to limit Landlord's rights under Article 22 of this Lease.

13.2 Tenant must not, without Landlord's prior written consent (a) make any changes to the building front, or (b) install any exterior signs, windows or door lettering, placards, or advertising media of any type, lighting, decorations, paintings, awnings, canopies or the like, or (c) erect or install any interior signs, window or door lettering, placards, decorations or advertising media of any type within three (3) feet of any exterior storefront, window, or wall. All signs, lettering, placards, banners, portable signs, decorations and advertising media (including the sign required by Section 13.1 above) must conform in all respects to the sign criteria established by Landlord for the Demised Premises from time-to-time in the exercise of its sole discretion. All signage (including, without limitation, the signage required bySection 13.1 above) is subject to Landlord's requirements as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant must keep all signs in good condition and in proper operating order at all times.

ARTICLE 14
UTILITIES

14.1. Tenant must promptly pay all charges for electricity, water, gas, telephone service, trash removal, sewer service and other utilities furnished to the Demised Premises. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event Tenant must purchase the use of such services as are tendered by Landlord, and must pay on demand as additional rent the rates established therefor by Landlord which cannot exceed the rates which would be charged for the same services if furnished directly by the local public utility companies. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Demised Premises to the public utility, if any, furnishing such service. In addition, if certain utilities are furnished to the Demised Premises in common with other premises, then Landlord may (a) estimate the amount used by each tenant and bill each tenant accordingly, or (b) install, at Tenant's expense, a sub-meter, in which event Landlord will bill each tenant for the amount used according to that tenant's submeter. Any amounts Landlord bills to Tenant under the terms of this Section 14.1 will be considered additional rent and will be due within thirty (30) days after the date upon which Landlord delivers such bill to Tenant.

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14.2 Landlord is not liable for any interruption whatsoever in utility services.

ARTICLE 15
INSURANCE COVERAGES

15.1 Tenant must, at Tenant's sole cost and expense, procure and maintain the insurance described below in accordance with the requirements set forth below:

a.           The minimum insurance coverages are as follows:

(i)          Property insurance (the "Tenant's Property Insurance") which covers: (a) the Demised Premises for damages to the Demised Premises in the amount of $3 million for comprehensive (property) damages; (b) all of Tenant's personal property in, on, at, or about the Demised Premises, including, without limitation, Tenant's furniture, trade fixtures, equipment, inventory, and merchandise (collectively, "Tenant's Personal  Property"); and (c) all improvements to the Demised Premises. Tenant's Property Insurance must be written on the broadest available "special form", policy form; must include an agreed-amount endorsement for no less than one hundred percent (100%) of the full replacement cost of the Tenant's Personal Property (new, without deduction for depreciation), the Demised Premises and improvements to the Demised Premises; must be written in amounts of coverage that meet any coinsurance requirements of the policy or policies; must include vandalism and malicious mischief coverage and sprinkler coverage; and must name Landlord as an "insured as its interest may appear."

(ii)          Commercial general liability insurance ( "Tenant's Liability Insurance") written on an "occurrence" policy form, covering Bodily Injury, Property Damage, and Personal Injury (all as defined in Section 16.2 below), arising out of or relating, directly or indirectly, to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Demised Premises. Tenant's Liability Insurance must include the broadest available form of contractual liability coverage. It is the intent of Landlord and Tenant that Tenant's contractual liability coverage will provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease. The minimum acceptable limits for Tenant's Liability Insurance are $2,000,000 per occurrence. Tenant must cause the Landlord Parties (as defined in Section 16.2 below) to be named as "additional insureds" by endorsement satisfactory in form and substance to Landlord.

(iii)          Workers' Compensation Insurance and Employer's Liability Insurance. The minimum acceptable limits for the Worker's Compensation Insurance are as set forth in the applicable statutes of the State of Texas and for the Employer's Liability Insurance are $500,000 per each accident, $500,000 disease per employee, and $500,000 disease policy limit. All such policies must contain waivers of subrogation in favor of Landlord.

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(iv)           At all times during which construction work is being performed by or on behalf of Tenant at the Demised Premises, Tenant must maintain "Builder's Risk" insurance, covering the full replacement value of all such work being performed, naming Landlord as an "insured as its interest may appear," and being written in amounts of coverage that meet any coinsurance requirements of the policy or policies.

b.            The insurance requirements set forth in Section 15.1 (a) are independent of Tenant's waiver, indemnification, and other obligations under this Lease and cannot be construed or interpreted in any way to restrict, limit, or modify Tenant's waiver, indemnifications, and other obligations or to limit in any way Tenant's liability under this Lease. In addition to the requirements set forth in Section 15.1 (a), each insurance company issuing one or more of policies of insurance Tenant is required to carry under this Article 15 must have a rating of no less than ANIII in the current Best's Insurance Guide or A- in the current Standard and Poor Insurance Solvency Review and must be admitted to engage in the business of insurance in the State of Texas. The insurance Tenant is required to carry under this Lease must be primary insurance for all claims under such insurance and must provide that any insurance carried by the Landlord Parties is strictly excess, secondary, and noncontributing with any insurance carried by Tenant. The insurance Tenant is required to carry under this Lease must provide that it cannot be canceled, not renewed, or be subject to a change in coverage or limits of coverage except after thirty (30) days' prior written notice to Landlord and Landlord's lenders. Tenant is permitted to provide its insurance through a blanket policy as long as Tenant, at Tenant's sole cost and expense, procures a "per location" endorsement, or an equivalent reasonably acceptable to Landlord.

c.             Tenant must deliver to Landlord adequate proof that Tenant is carrying the type and amount of insurance coverage required by this Lease before Tenant enters onto the Demised Premises and at any time (but no more than twice per year) upon request from Landlord. Additionally, Tenant must deliver to Landlord, no less than thirty (30) days before the expiration date of any policy, adequate proof that Tenant has obtained renewal or replacement coverage for at least one (1) year immediately following such expiration. While the following checklist does not override the requirements of the preceding sentences, it is intended to give Tenant a preliminary checklist of the insurance documentation Landlord requires:

■	ACORD Form 27 "Evidence of Insurance" (for Property Insurance, Builder's Risk Insurance, Commercial General Liability Insurance, Worker's Compensation Insurance, and Employers' Liability Insurance).
■	Copies of all additional insured endorsements (which must be on ISO Form 2026 or an ISO form which replaces such form).
■	Copies of all loss payee endorsements.
■	Copies of all mortgagee clauses.
■	Copies of all waivers of subrogation.

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ARTICLE 16
WAIVER OF LIABILITY; WAIVER OF SUBROGATION

16.1 To the fullest extent permitted by law, Tenant hereby indemnifies and holds the Landlord Parties (as defined in Section 16.2 below) harmless from and against all Claims (as defined in Section 16.2 below) arising from (i) any Personal Injury, Bodily Injury, or Property Damage (all as defined in Section 16.2 below) whatsoever in the Demised Premises, and (ii) any Bodily Injury to any employee of any Tenant Party (as defined in Section 16.2 below) arising out of and in the course of such employee's employment (the matters set forth in "(i)" and "(ii)" above are referred to in this Lease collectively as the "Matters Indemnified by Tenant" and individually as a "Matter Indemnified by Tenant"). To the fullest extent permitted by law, Tenant, on behalf of all Tenant Parties, waives any and all Claims against the Landlord Parties arising from (i) any of the Matters Indemnified by Tenant, and (ii) any loss or damage to property of a Tenant Party located in the Demised Premises by casualty, theft or otherwise. Tenant, at Tenant's expense, must assume on behalf of the Landlord Parties and conduct with due diligence and in good faith the defense of any Matter Indemnified by Tenant. The defense must be by counsel satisfactory to Landlord, but Landlord agrees not to unreasonably withhold or delay its approval of such counsel. Landlord further agrees to cooperate in Tenant's defense of any action or proceeding brought by a person or entity in connection with any Matter Indemnified by Tenant. Any final settlement by Tenant of any action or proceeding in connection with any Matter Indemnified by Tenant must be approved by Landlord, which approval may not be unreasonably withheld or delayed. Each Landlord Party has the right, at its option, to be represented by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this indemnification, each Landlord Party, at its option, and without relieving Tenant of its obligations under this Section may so perform, but Tenant must reimburse such Landlord Party for all costs and expenses so incurred, together with interest at the maximum contractual rate permitted at law. Tenant's obligations under this Section 16.1 are not and cannot be deemed to be limited to damages, compensation or benefits payable under insurance policies, worker's compensation acts, disability benefit acts or other employees' benefit acts.

16.2 The following terms have the following definitions:

"Bodily Injury," "Personal Injury," and "Property Damage" have the same meanings as in the standard form of commercial general liability insurance policy.

"Claims" means any and all liabilities, claims, damages (including, consequential damages), losses, penalties, demands, causes of action (whether in tort or contract, in law or at equity, or otherwise), suits judgments, disbursements, charges, assessments, and expenses (including attorneys' and experts' fees and expenses) incurred in investigating, defending, or prosecuting any litigation, claim, proceeding, or cause of action (whether in tort or contract, in law or at equity, or otherwise).

"Landlord Parties" means (a) Landlord, Landlord's partners, affiliated companies of Landlord or of any partner of Landlord,(b) Landlord's lenders, and (c) as to each of the persons or entities listed in "(a)" and "(b)" above, the following persons or entities: such person or entity's partners, partners of their partners, and any successors, assigns, heirs, personal representatives, devisees, agents, stockholders, officers, directors, employees, and affiliates. "Landlord Party" means any one of the Landlord Parties.

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"Tenant Parties" means (a) Tenant itself, (b) any contractor of Tenant, (c) the employees of Tenant or of any contractor of Tenant, (d) any person that Tenant or any contractor of Tenant's controls or exercises control over, (e) any invitee of Tenant, (f) any licensee of Tenant, (g) subtenants of Tenant, (h) as to each of the persons or entities listed in "(a)" through and including "(g)" above, the following persons: such person or entity's partners, partners of their partners, and all successors, assigns, heirs, personal representatives, devisees, agents, stockholders, officers, directors, employees, and affiliates of such parties. "Tenant Party" means any one of the Tenant Parties.

16.3 EXCEPT AS SET FORTH IN THE NEXT-SUCCEEDING SENTENCE, THE INDEMNITIES AND WAIVERS CONTAINED IN SECTION 16.1 APPLY REGARDLESS OF THE ACTIVE OR PASSIVE NEGLIGENCE OR SOLE, JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF THE LANDLORD PARTIES AND REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT OR STRICT LIABILITY IS IMPOSED OR SOUGHT TO BE IMPOSED ON ANY OF THE LANDLORD PARTIES. IF THE FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION ESTABLISHES, UNDER THE PRINCIPLES OF COMPARATIVE NEGLIGENCE IN THE STATE OF TEXAS, THAT THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF A LANDLORD PARTY PROXIMATELY CAUSED A PERCENTAGE OF THE DAMAGE SUFFERED BY A THIRD PARTY, THEN, AS TO SUCH PERCENTAGE ONLY, THE INDEMNITIES AND WAIVERS CONTAINED IN SECTION 16.1 WILL NOT APPLY TO SUCH LANDLORD PARTY, BUT WILL APPLY TO ANY DAMAGE IN EXCESS OF SUCH PERCENTAGE AND TO ALL OF THE OTHER LANDLORD PARTIES.

16.4 Tenant hereby releases the Landlord from any and all liability or responsibility to the Tenant, or to any other party claiming through or under Tenant by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard "all risk" or "special form" or similar property insurance and agree to obtain an endorsement to that effect in their respective "all risk" or "special form" or similar property insurance policies; provided, however, that this waiver and agreement is applicable only with respect to a loss or damage occurring during the time when "all risk" or "special form" or similar property insurance policies which are readily available in the marketplace contain a clause or permit an endorsement to the effect that any such release does not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release is not applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage or otherwise. The release specified in this Section 16.4 is cumulative with any releases or exculpations which may be contained in other provisions of this Lease.

ARTICLE 17
DAMAGES BY CASUALTY

17.1 Tenant must give immediate written notice to the Landlord of any damage caused to the Demised Premises by fire or other casualty.

17.2 In the event that the Demised Premises are damaged or destroyed by fire or any other casualty, regardless of the extent of the damage or destruction, Landlord agrees to deliver to Tenant, within ninety (90) days after Tenant delivers to Landlord the written notice required by the terms of Section 17.1 above, a realistic construction schedule, prepared by a reputable general contractor acceptable to Landlord, setting forth such general contractor's estimated time periods to substantially complete the repair and reconstruction. Thereafter, within six (6) months of the date of the damage or destruction, Landlord must begin the repair, replacement, or reconstruction of the damaged or destroyed building or improvement and pursue the repair, reconstruction or replacement with reasonable diligence so as to restore the building to substantially the same condition it was in before the casualty.

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17.3 In the event the Demised Premises are damaged or destroyed by fire or other casualty, and the holder of any mortgage, deed of trust or other lien senior to this Lease elects under the terms of its security documents to apply all or any portion of the insurance proceeds to the reduction of Landlord's indebtedness, then Landlord may terminate this Lease within sixty (60) days after Landlord delivers the Construction Schedule to Tenant. Any termination under this Section 17.3 will be effective on the date such notice is delivered to Tenant. If Landlord fails to terminate this Lease in the manner set forth above, then Landlord will be deemed to have waived the termination right under this Section 17.3.

17.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of any casualty at the Demised Premises until Landlord's required repairs are completed, the Base Rent will be reduced to such extent as may be fair and reasonable under the circumstances; however, there will be no abatement of the other charges provided for in this Lease.

ARTICLE 18
EMINENT DOMAIN

18.1 If more than thirty (30%) percent of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease will terminate, effective on the date physical possession is taken by the condemning authority.

18.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this Lease will not terminate; however, the Base Rent payable hereunder during the unexpired portion of this Lease will be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord must make all necessary repairs or alterations to the remaining Demised Premises.

18.3 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises is the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord has no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant, as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

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ARTICLE 19
ASSIGNMENT AND SUBLETTING

19.1 Tenant is not permitted to assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 28.4 of this Lease); however, in determining whether or not to grant its consent, Landlord is entitled to take into consideration factors such as the experience, reputation and financial condition of the proposed transferee, and the then-current market conditions (including market rents). In addition, Landlord is entitled to charge Tenant a reasonable fee for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings does not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings.

19.2 If Tenant is a corporation, partnership or other entity and if at any time during the term of this Lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this Lease cease to own a majority of such voting rights or ownership interests or otherwise lose control (except as a result of transfers by devise or descent), then such loss of a majority of such voting rights or ownership interests or control will be deemed to be an assignment of this Lease by Tenant and, therefore, subject in all respects to the provisions of Section 19.1 above.

19.3 Any assignee or sublessee of an interest in and to this Lease will be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all of the obligations set forth in or arising under this Lease. Such assumption will be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of any portion of the Demised Premises.

19.4 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease will at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rent due and payable by a sublessee (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rent payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rent payable under this lease, then Tenant is bound and obligated to pay Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of an assignment or subletting, it is understood and agreed that Tenant will receive all rents paid to Tenant by an assignee or sublessee in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such assignee or sublessee must pay all rents directly to Landlord as specified in Article 4 of this Lease (to be applied as a credit and offset to Tenant's rent obligation).

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19.5 Tenant is not permitted to mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises except as provided in Article 8.

19.6 Landlord, in its sole discretion, may transfer or assign in whole or part its interest in this Lease and in the building containing the Demised Premises. In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord will thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor-in-interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor-in-interest and Landlord will thereby be discharged of any further obligation relating thereto.

ARTICLE 20
SUBORDINATION; ATTORNMENT; ESTOPPELS

20.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises or any portion of the Demised Premises which includes the Demised Premises, and to any renewals and extensions thereof. Tenant agrees that any mortgagee has the right at any time to subordinate its mortgage, deed of trust or other lien to this Lease; provided, however, notwithstanding that this Lease may be (or be made to be) superior to a mortgage, deed of trustor other lien, the mortgagee will not be liable for prepaid rents, security deposits and claims accruing during Landlord's ownership; further provided that the provisions of a mortgage, deed of trust or other lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises will be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request; provided, however, that upon Tenant's written request and notice to Landlord, Landlord must use good faith efforts to obtain from any such mortgagee a written agreement that after a foreclosure (or a deed in lieu of foreclosure) the rights of Tenant will remain in full force and effect during the term of this Lease so long as Tenant recognizes and performs all of the covenants and conditions of this Lease.

20.2 At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Demised Premises has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien has received written notice of such default and a reasonable time (not less than 30 days) has thereafter elapsed without the default having been cured.

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20.3 Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord), which statement must identify Tenant and this Lease, must certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), must confirm that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), must confirm Tenant's agreements contained above in this Article 20, and must contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within seven (7) days after the delivery of a written request from Landlord to Tenant.

ARTICLE 21
[INTENTIONALLY OMITTED.)

ARTICLE 22
DEFAULT BY TENANT AND REMEDIES

22.1 The following events will be deemed to be events of default by Tenant under this Lease:

(a)          Tenant fails to pay any installment of rent or any other obligation under this Lease involving the payment of money and such failure continues for a period of ten (10) days after written notice thereof to Tenant; provided, however, that for any twelve (12) month period during which Landlord has already given Tenant one written notice of the failure to pay an installment of rent, no further notice will be required (i.e., the event of default will automatically occur on the tenth day after the date upon which the rent was due).

(b)          Tenant fails to comply with any provision of this Lease, other than as described in Subsection (a), above, and either does not cure such failure within fifteen (15) days after written notice thereof to Tenant, or cures that particular failure but again fails to comply with the same provision of the Lease within three months after Landlord's written notice.

(c)          Tenant or any guarantor of Tenant's obligations under this Lease becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors.

(d)          Tenant or any guarantor of Tenant's obligations under this Lease files a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this Lease is adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease thereunder.

(e)          A receiver or Trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligation under this Lease.

(f)          Tenant deserts or vacates or commences to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term removes or attempts to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

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(g)         Tenant does or permits to be done anything which creates a lien upon the all or any part of the Demised Premises.

(h)         Tenant makes an anticipatory breach of this Lease. The term "anticipatory breach" means either (1) Tenant's repudiation of this Lease in writing, or (2) the combination of (i) Tenant's desertion or vacation or commencement of desertion or vacation of the Demised Premises or removal of all or a substantial amount of Tenant's equipment, fixtures, furniture, or other personal property from the Demised Premises, and (ii) Tenant's failure to pay any Base Rent or other amounts due under this Lease as and when they are due and payable.

22.2 Upon the occurrence of any such events of default, Landlord has the option to pursue any one or more of the following remedies:

(a)         Without any further notice or demand whatsoever, Landlord may enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part of the Demised Premises, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages for such action. Such expulsion and removal by Landlord cannot be deemed a termination or forfeiture of this Lease or acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant in writing that Landlord is terminating or forfeiting this Lease or accepting Tenant's surrender of the Demised Premises. If Landlord expels or removes Tenant and any other person from the Demised Premises without terminating or forfeiting this Lease or accepting surrender of the Demised Premises, Landlord must attempt to mitigate its damages. In any situation in which Landlord is attempting to mitigate its damages, Landlord will conclusively be deemed to have done so if Landlord lists the Demised Premises with a real estate broker or agent (which may be affiliated with Landlord) and considers all written proposals for such space made by such broker or agent; provided, however, that in no event will Landlord (i) be obligated to travel outside a radius of thirty (30) miles from its principal office in order to meet with a prospective tenant, (ii) be obligated to expend monies for finish-out requested by a prospective tenant unless Landlord, in its sole discretion, believes that the excess rent Landlord will receive and the credit of the prospective tenant support such a decision, (iii) be obligated to accept any lease proposal whose terms are less advantageous than then-current market terms, or (iv) be required to accept any lease proposal which it, in its sole discretion, deems unacceptable. In attempting to relet or actually reletting the Demised Premises, Landlord will be free to enter into a direct lease with the proposed replacement tenant and will not be acting as Tenant's agent, although the proceeds Landlord actually receives for any time period will be credited against Tenant's obligations for the same time period. Tenant will not be entitled to any additional credit (for example, if Landlord receives amounts during a particular time period in excess of Tenant's obligations for the same time period, Landlord will not be required to credit such excess against Tenant's obligations for any other time period). Until Landlord is able, through such efforts, to relet the Demised Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, in advance, the monthly rents and other, charges provided in this Lease. Beginning as of the time, if any, as Landlord relets the Demised Premises; Tenant thereafter shall pay to Landlord on the 20th day of each calendar month the difference between the monthly rents and other charges provided in this Lease for such calendar month and the amount actually collected by Landlord for such month from the occupant to whom Landlord has re-let the Demised Premises. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord has the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit cannot prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

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(b)          Without any further notice or demand whatsoever, Landlord may terminate this Lease by written notice to Tenant, in which event Tenant must immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any late charge or interest which may have accrued pursuant to Section 4.3 of this Lease), enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages therefor. If the event of default pursuant to which Landlord terminated this Lease was a default under Section 22.2(a) or Section 22.1(h) above, then to the fullest extent permitted by applicable law, Tenant hereby agrees to pay the difference between the total of all monthly rents and other charges provided in this Lease for the remainder of the term and the reasonable rent value of the Demised Premises for such period, such difference to be discounted to then-present value at a rate equal to four (4%) percent per annum.

(c)          Without any further notice or demand whatsoever, Landlord may pursue the following remedies for the following specific defaults:

(i)          In the event of any default described in Subsection 22.1 (b) of this Lease, Landlord has the right to enter upon the Demised Premises, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord will not be liable for any damages resulting to the Tenant from such action.

(ii)          In the event of any default described in Subsection 22.1 (q) of this Lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord is in no event liable for any damages or claims resulting from such action.

If Landlord elects to exercise the remedy prescribed in Subsection 22,2(a) or 22.2(c) above, this election in no way prejudices Landlord's right at any time thereafter to cancel such election in favor of the remedy prescribed in Subsection 22.2(b) above, provided that at the time of such cancellation Tenant is still in default. Pursuit of any of the above remedies does not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default cannot be deemed or construed to constitute a waiver of such default. No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agent during the term of this Lease will constitute an acceptance of surrender of the Demised Premises unless made in writing and signed by Landlord. Similarly, no reentry or taking of possession of the Demised Premises by Landlord will constitute an election by Landlord to terminate this Lease unless a written notice of such intention, signed by Landlord, is given to Tenant.

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22.3 It is expressly agreed that in determining "the monthly rents and other charges provided in this Lease," as that term is used throughout Subsection 22.2 above, there will be added to the Base Rent (as specified in Section 1.1(k) of this Lease) a sum equal to the charges for maintenance and operation of the Demised Premises (as specified in Articles 10 and 14 of this Lease) and the payments for real estate charges and insurance expenses (as specified in Article 6 of this Lease). It is further understood and agreed that the phrase "without any further notice or demand whatsoever," as that term is used throughout Section 22.2 above, incorporates Tenant's full, final, and complete waiver of all demands and notices permitted or required by applicable law, whether statutory or common law, and in equity (including, without limitation, any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent), it being understood and agreed that if any notice is appropriate, it is provided for in Section 22.1.

22.4 It is further agreed that, in addition to payments required pursuant to Section 22.2 above, Tenant must compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default (including, among other losses, any adverse reaction by Landlord's mortgagee) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

22.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder are deemed cumulative and not exclusive of each other.

22.6 If on account of any breach or default by Tenant in its obligations hereunder, Landlord employs an attorney to present, enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

22.7 In the event that Tenant fails to pay any rent or other amounts due under this Lease, or in the event any one or more provisions of this Article 22 authorizes Landlord to enter the Demised Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Demised Premises by use of a duplicate key, a master key, a locksmith's entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Demised Premises, thereby permanently excluding Tenant. In such event Landlord will not be obligated to place any written notice on the Demised Premises explaining Landlord's action; moreover, if a reason for Landlord's action is the failure of Tenant to pay any one or more rents when due pursuant to this Lease, Landlord will not be required to provide the new key (if any) to Tenant until and unless all rent defaults of Tenant have been fully cured.

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22.8 [INTENTIONALLY OMITTED.]

22.9 In the event of any default described in Subsection (d) of Section 22.1 of this Lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code which provides, in part, that the Landlord must be provided with adequate assurance (1) of the source of rent and other consideration due under this Lease; (ii) that the financial condition and operating performance of any proposed assignee and its guarantors, if any, is similar to the financial condition and operating performance of Tenant and its guarantors, if any, as of the date of execution of this Lease; and (iii) that any assumption or assignment is subject to all of the provisions of this Lease (including, but not limited to, restrictions as to use) and will not breach any such provision contained in any other Lease, financing agreement or other agreement relating to the Demised Premises.

(a)          In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all defaults under Subsection (a) of Section 22.1 of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this Lease other than under Subsection (d) of Section22.1 must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months Base Rent (using the Base Rent in effect for the first full month immediately following the assumption) and an advance prepayment of Base Rent in the amount of three (3) months Base Rent (using the Base Rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance and deemed to be rent under this Lease for the purposes of the Bankruptcy Code as amended and from time-to-time in effect.

(b)          In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this Lease.

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ARTICLE 23
LANDLORD'S CONTRACTUAL SECURITY INTEREST

23.1 In addition to the statutory Landlord's lien, Landlord has at all times a valid security interest to secure payment of all rents and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Demised Premises, and all proceeds therefrom, and such property must not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice will be met if such notice is given in the manner prescribed in this Lease at least five days before the time of sale, Any sale made pursuant to the provisions of this paragraph will be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above-described Demised Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus will be paid to Tenant or as otherwise required by law; the Tenant must pay any deficiencies forthwith. Tenant hereby agrees that a carbon, photographic or other reproduction of this Lease is sufficient to constitute a financing statement. Tenant nevertheless agrees that upon request by Landlord, Tenant will execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the property is located, as well as any other state the laws of which Landlord may at anytime consider to be applicable; moreover, Landlord is hereby irrevocably vested with a power of attorney from Tenant to execute any and all such financing statements on behalf of Tenant.

23.2 Notwithstanding Section 23.1, Landlord agrees that it will subordinate its security interest and landlord's lien to the security interest of Tenant's supplier or institutional financial source for as long as the rent account of Tenant under this Lease is current (or is brought current), provided that Landlord approves the transaction as being reasonably necessary for Tenant's operations at the Demised Premises, and further provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment or inventory involved in the transaction.

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ARTICLE 24
HOLDING OVER; SURRENDER OF PREMISES

24.1 In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new Lease, it will be deemed to be occupying the Demised Premises as a tenant at sufferance at a daily rent equal to the rent herein provided plus fifty percent of such amount, pro-rated on a daily basis, otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at sufferance.

24.2 At the end of the term or the termination of Tenant's right to possess the Demised Premises, Tenant must (a) deliver to Landlord the Demised Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, (b) deliver to Landlord all keys to the Demised Premises, and (c) remove all signage placed on the Demised Premises. All fixtures, alterations, additions, and improvements (whether temporary or permanent) are Landlord's property and must remain on the Demised Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Demised Premises by Tenant (but Tenant cannot remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant must remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within six months after the end of the term. All items not so removed will, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant must pay for the costs incurred by Landlord in connection therewith. Any such disposition cannot be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 23. All work required of Tenant under this Section 24.2 must be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all laws, and so as not to damage the Demised Premises. Tenant must, at its expense, promptly repair all damage caused by any work performed by Tenant under this Section 24.2.

ARTICLE 25
NOTICES

25.1 Wherever any notice is required or permitted under this Lease, such notice must be in writing. Any notice or document required or permitted to be delivered under this Lease will be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, or when sent by messenger or private overnight courier (but not facsimile), addressed to the applicable party at such party's address as set forth in Section 1.1 above, or such other address as such party has previously specified by written notice. All notices to either party due under this Lease shall include a copy to:

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Stewart A. Feldman, Esq.
The Feldman Law Firm LLP
5051 Westheimer Road, Suite 1850
Houston, TX 77056-5604

ARTICLE 26
AMERICANS WITH DISABILITIES ACT

26.1 Tenant represents that the Demised Premises will be constructed in accordance with the requirements of the Americans With Disabilities Act of 1990, as amended from time-to-time, and related state and municipal laws and regulations (collectively, the "ADA" ). If there are any changes to the ADA which require changes to the Demised Premises, Tenant will improve the Demised Premises in order to comply with the ADA at Tenant's sole cost and expense.

26.2 Tenant is responsible for compliance with the ADA in all matters regarding both the configuration of the Demised Premises (the interior as well as all public and/or employee door entrances) and Tenant's business operations at the Demised Premises.

ARTICLE 27
REGULATIONS

27.1 Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and conduct of business. Subject to the express rights granted to Tenant under the terms of this Lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment, ment, or do anything or permit anything to be done that would violate any of the Regulations. Moreover, Tenant has no claim against Landlord by reason of any changes Landlord may make in the Demised Premises pursuant to the Regulations or any charges imposed upon Tenant, Tenant's customers or other invitees pursuant to same.

ARTICLE 28
MISCELLANEOUS

28.1 Nothing in this Lease can be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, will be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

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28,2 Tenant must not for any reason withhold or reduce Tenant's required payments of rents and other chargess provided in this Lease, it being agreed that the obligations of Landlord under this Lease are independent of Tenant's obligations except as maybe otherwise expressly provided. The immediately preceding sentence cannot be deemed to deny Tenant the ability of pursuing all rights granted it under this Lease or at law; however, as contemplated in Rule 174(b) of the Texas Rules of Civil Procedure (as such may be amended from time-to-time), at the direction of Landlord, Tenant's claims in this regard will be litigated in proceedings different from any litigation involving rent claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

28,3 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease will be limited to the proceeds of sale on execution of the interest of Landlord in the Demised Premises; and Landlord will not be personally liable for any deficiency, except that Landlord will, subject to the provisions of Section 19.6 hereof, remain personally liable to account to Tenant for any security deposit under this Lease. This clause cannot be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

28.4 In all circumstances under this Lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such party must not withhold such consent in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 9.2 or Section 19.1) is to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

28.5 One or more waivers of any covenant, term or condition of this Lease by either party cannot be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval cannot be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

28.6 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord will not be liable, or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

28.7 If any provision of this Lease is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease will not be affected thereby.

28.8 The laws of the State of Texas govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease is in Harris County, Texas.

28.9 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

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28.10 Whenever herein the singular number is used, the same includes the plural, and words of any gender include each other gender.

28.11 The terms, provisions and covenants contained in this Lease apply to, inure to the benefit of and bind the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

28.12 This Lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this Lease. No brochure, rendering information or correspondence will be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement will be effective to change, modify or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

28.13 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF ANE AGENT OR, EXCEPT AS MAY BE EXPRESSLY SET FORTH [PLACE AN "'X" OR OTHER MARK DESIGNATING A CHOICE IN THE APPROPRIATE BOX]:

☐           IN THIS LEASE.
☒          IN                                                                                                   AS WELL AS IN THIS LEASE.

NOTE: IF NO "X" (OR OTHER MARK DESIGNATING A CHOICE) IS PLACED IN EITHER BOX IN THIS SECTION 28.13, THEN THE FIRST BOX WILL BE DEEMED TO HAVE BEEN MARKED.

28.14 Tenant and Landlord represent and warrant to each other that neither has had any contacts or engaged in any actions which would give rise to any claim from any broker in connection with the negotiation or execution of this Lease. Tenant and Landlord hereby indemnify each other from and against any and all claims for brokers' commissions relating to the negotiation or execution of this Lease and alleged to be due because of an agreement of the indemnifying party.

28.15 This Lease consists of twenty-eight (28) articles and Exhibits "A" and "B" . In the event any provision of an exhibit or other attached page is inconsistent with a provision in the body of the Lease, the provision as set forth herein control.

28.16 The signatories below recognize that the Tenant is in the process of being formed and that any and all obligations under this Lease shall only come into force and effect upon the formation of the Tenant, who shall give written notice of its formation to Landlord.

EXECUTED effective as of the	day of September 2006.

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LANDLORD:	TENANT:

First Street Hospital, LP., a Texas limited partnership

/s/Jacobo Varon	By: First Surgical Partners, L.L.C., its
Jacobo Varon, Trustee for the benefit of	general partner
First Street Holdings, Ltd.
	By:	/s/Tony Rotondo
	Name:	(Tony Rotondo)
	Title:	(CEO)

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LIST OF EXHIBITS

Exhibit A - Legal Description of the Demised Premises

Exhibit B - Plans for the Improvements

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EXHIBIT 'A'

LEGAL DESCRIPTION"

All that certain tract or parcel of land containing 0.1877 acres (8175.34 square feet) being all of Lot 25 and a portion of Lot 26. Block 2 Town of Bellaire, according to the map or plat thereof recorded in Volume 3, Page 59 of the map records of Harris County, Texas, and being more particularly described by metes and hounds as

BEGINNING at a PK nail in asphalt at the Southeast corner of said Lot 25 in the West right-of-way line Of First Street (60.00 feet wide);

THENCE Wert along the South line of, said Lot 25, a distance of 50.00 feet to a PK nail set in concrete curb for the Southwest corner of Lot 24, Block 2 of the Town of Bellaire:

THENCE North along the common line of said Lot 24 and 25 at 135.00 feet pass the common North corner of said Lots 24 and 25 and the south line of Lot 26, in all a total distance of 149.29 feet to a PK nail set in the North right-of-way line of Bissonnet (Based on a width of 60.00 feet);

THENCE North 60 deg. 23 min. 00 sec. West, along the South line of Bissonnet a distance of 57.51 feet to a PK nail set for the Northeast corner of the herein described tract in the West line of said First Street;

THENCE South, along the West line of First Street and the East line of Lots 26 and 25 a distance of-177,12 feet to the POINT OF BEGINNING and containing 0.1877 acres (8175.34 square feet) of land.

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Exhibit B

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Exhibit B

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